UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: June 5, 2019
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27275	04-3432319
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Broadway
Cambridge, MA 02142
(617) 444-3000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	AKAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    On June 5, 2019, the Board of Directors (the “Board”) of Akamai Technologies, Inc. (“Akamai”) elected Madhu Ranganathan as a director, effective June 7, 2019. Ms. Ranganathan was designated as a Class III member of the Board and will serve until the 2020 Annual Meeting of Stockholders or until her successor is duly appointed and qualified. Ms. Ranganathan has been Executive Vice President and Chief Financial Officer of Open Text Corporation, a global leader in Enterprise Information Management since April 2018. From June 2008 to March 2018, she was Executive Vice President and Chief Financial Officer for 24/7 Customer, Inc., a provider of customer engagement technology solutions. Ms. Ranganathan was recommended to the Board by its Nominating and Corporate Governance Committee in accordance with the provisions of the Nominating and Corporate Governance Committee Charter.

There are no arrangements or understandings between Ms. Ranganathan and any other person pursuant to which she was elected as a director. Ms. Ranganathan was appointed to the Audit Committee and the Finance Committee of the Board.

In accordance with Akamai’s non-employee director compensation plan as described in Akamai’s definitive proxy statement on Schedule 14A filed on April 2, 2019 with the Securities and Exchange Commission, Ms. Ranganathan’s compensation for her services as a non-employee director will be consistent with that of Akamai’s other non-employee directors, subject to pro-ration to reflect the commencement date of her service on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2019	AKAMAI TECHNOLOGIES, INC.

By:	/s/ Aaron Ahola
Aaron Ahola, Executive Vice President and General Counsel